Exhibit 10

November 11, 2005

Learning Care Group, Inc.
21333 Haggerty Road, Suite 300
Novi, MI 48375

Attention: Frank Jerneycic

Ladies and Gentlemen:

         1. Retention. This letter agreement (the “Agreement”) confirms that Learning Care Group, Inc., a Michigan corporation (the “Company”), has engaged Jacobson Partners, a New York general partnership (“Jacobson”), to act as financial advisor to the Company in connection with the potential merger (the “Sale”) of the Company with a subsidiary of A.B.C. Learning Centres Limited (“ABC”). This Agreement is made in consideration of services provided and to be provided by Jacobson in negotiating, structuring and closing the Sale.

         2. Use of Name and Advice. The Company agrees that any reference to Jacobson in any release, communication, or other material is subject to Jacobson’s prior written approval, which may be given or withheld in its sole discretion and which will expire immediately upon Jacobson’s resignation or the termination of this Agreement. No statements made or advice rendered by Jacobson in connection with the services performed by Jacobson pursuant to this Agreement will be quoted by, nor will any such statements or advice be referred to, in any communication, whether written or oral, prepared, issued or transmitted, directly or indirectly, by the Company without the prior written authorization of Jacobson, which may be given or withheld in its sole discretion, except to the extent required by law (in which case the appropriate party shall so advise Jacobson in writing prior to such use and shall consult with Jacobson with respect to the form and timing of disclosure).

         3. Compensation. (a) In payment for services rendered and to be rendered hereunder by Jacobson, upon consummation of the Sale, the Company will pay to Jacobson a fee in cash equal to 1.00% of the Sale Value at the closing of the Sale.

         For the purposes hereof, “Sale Value” shall mean the total gross proceeds and other consideration paid or received or to be paid or received to or by holders of equity securities of the Company (including, without limitation, any securities exercisable, convertible or exchangeable into equity securities of the Company and any consideration paid or received or to be paid or received in connection with the cancellation of any such securities) in connection with the Sale, including, without limitation: (i) cash; (ii) notes, securities and other property; (iii) payments made in installments; and (iv) contingent payments (whether or not related to future earnings or operations). For purposes of computing any fees payable to Jacobson hereunder,

Learning Care Group, Inc.
November 11, 2005

non-cash consideration shall be valued as follows: (x) publicly traded securities shall be valued at the average of their closing prices (as reported in The Wall Street Journal) for the five trading days prior to the closing of the Sale and (y) any other non-cash consideration shall be valued at the fair market value thereof on the day prior to closing as determined in good faith by the Company and Jacobson. If the parties are unable to agree on the value of any other property, its value will be determined by arbitration in accordance with Section 12 hereof.

                   (b) This Agreement will terminate (i) upon any termination of a Merger Agreement among the Company, ABC and its subsidiary or (ii) upon the determination by the Company and/or ABC not to enter into a Merger Agreement.

                   (c) All fees payable to Jacobson pursuant to this Section 3 shall be payable via wire transfer to an account designated by Jacobson. No fee paid or payable to Jacobson or any of its affiliates shall be credited against any other fee paid or payable to Jacobson or any of its affiliates.

         4. Indemnity; Limitation of Liability. Since Jacobson has and will be acting on behalf of the Company as set forth in this Agreement, and as an integral part of the consideration of the services rendered and to be rendered hereunder, the Company shall indemnify Jacobson and certain other Indemnified Persons (as defined in Schedule A hereto) in accordance with Schedule A attached hereto. The Company shall not and shall cause its affiliates and their respective directors, officers, managers, members, employees, shareholders and agents not to, initiate any action or proceeding against Jacobson or any other Indemnified Person in connection with this engagement or the Sale unless such action or proceeding is based primarily upon the gross negligence or willful misconduct of Jacobson or any such Indemnified Person. Jacobson and the Indemnified Persons shall not be deemed agents or fiduciaries of the Company or its stockholders, and will not have the authority to legally bind the Company. Jacobson will not make an appraisal or valuation of any assets or liabilities of the Company in connection with its services hereunder.

         5. Survival of Certain Provisions. The indemnity and contribution agreements contained in Schedule A  to this Agreement and Sections 2-4, 7-15 and this Section 5 of this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of Jacobson, or by or on behalf of any affiliate of Jacobson or any person controlling or controlled by either, (b) completion of the Sale, (c) the resignation of Jacobson or any termination of Jacobson’s services or (d) any amendment, expiration or termination of this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, Jacobson, and the Indemnified Persons.

         6. Conditions of Engagement. It is understood that the execution of this Agreement shall not be deemed or construed as obligating Jacobson to purchase or place any securities of the Company or to provide any fairness opinion with respect to the Sale.

Learning Care Group, Inc.
November 11, 2005

         7. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at the address set forth above, and (b) if to Jacobson, at 595 Madison Avenue, Suite 3100, New York, New York 10022, Attention: Benjamin Jacobson.

         8. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         9. Assignment. This Agreement may not be assigned by either party hereto without the prior written consent of the other, to be given in the sole discretion of the party from whom such consent is being requested. Any attempted assignment of this Agreement made without such consent shall be void and of no effect, at the option of the non-assigning party.

         10. Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Company, Jacobson and the other Indemnified Persons referred to in Schedule A hereof and their respective successors, permitted assigns, heirs and personal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement.

         11. Construction and Choice of Law. This Agreement, together with the Schedules attached hereto, incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist. This Agreement and any issue arising out of or relating to the parties’ relationship hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

         12. Arbitration. The parties agree that any dispute, claim or controversy directly or indirectly relating to or arising out of this Agreement, the termination or validity hereof, any alleged breach of this Agreement or the engagement contemplated hereby (any of the foregoing, a “Claim”) shall be submitted to JAMS/ENDISPUTE, or its successor, in New York, New York, for mediation; and if the matter is not resolved through mediation, then it shall be submitted for final and binding arbitration in front of a panel of three arbitrators with JAMS/ENDISPUTE in New York, New York under the JAMS/ENDISPUTE Comprehensive Arbitration Rules and Procedures (with each of Jacobson and the Company choosing one arbitrator, and the chosen arbitrators choosing the third arbitrator). The arbitrators shall, in their award, allocate all of the costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrators and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail. The award in the arbitration shall be final and binding. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§1–16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The Company agrees and consents to personal jurisdiction, service of process and venue in any federal or state court within the State of New York in connection with any action brought to enforce an award in arbitration.

Learning Care Group, Inc.
November 11, 2005

         13. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

         14. Press Announcements. Subject to the prior consent of the Company (which shall not be unreasonably withheld), at any time after the consummation or other public announcement of the Sale, Jacobson may place an announcement in such newspapers and publications as it may choose, stating that Jacobson has acted as set forth herein in connection with the Sale, and may use, from time to time, the Company’s name and logo and a brief description of the Sale in publications and/or marketing materials prepared and/or distributed by Jacobson.

         15. Amendment; Waiver. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto. No waiver by either party of any breach of any provision of this Agreement shall be deemed a waiver of any similar or any other provision of this Agreement at the same or any prior or subsequent time. To be effective, a waiver must be set forth in writing signed by the waiving party and must specifically refer to this Agreement and the provision being waived.

         16. Term. Except as provided herein, this Agreement shall run from the date of this letter until terminated pursuant to Section 3 above (the “Term”).

         Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and Jacobson as of the date first above written.

Sincerely, JACOBSON PARTNERS By /s/ Benjamin R. Jacobson —————————————— Name: Benjamin R. Jacobson Title: General Partner

Accepted and Agreed:

LEARNING CARE GROUP, INC.

By   /s/ Frank Jerneycic
       ————————
     Name: Frank Jerneycic
     Title: Chief Financial Officer

SCHEDULE A

         Reference is hereby made to the engagement letter attached hereto between Jacobson Partners Group (“Jacobson”), and the Company as defined therein (as amended from time to time in accordance with the terms thereof, the “Agreement”). Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the Agreement.

         Since Jacobson has and will be acting on behalf of the Company in connection with the transactions contemplated by the Agreement, and as part of the consideration for services provided by Jacobson pursuant to such Agreement, the Company agrees to indemnify and hold harmless Jacobson and its affiliates and their respective officers, directors, managers, members, partners, counsel, employees and agents, and any other persons controlling Jacobson or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and the respective agents, employees, officers, directors, managers, members, partners, counsel and shareholders of such persons (Jacobson and each such other person being referred to as an “Indemnified Person”), to the fullest extent lawful, from and against all claims, liabilities, losses, damages and expenses (or actions in respect thereof), as incurred, related to or arising out of or in connection with (i) actions taken or omitted to be taken by the Company, its affiliates, employees or agents, (ii) actions taken or omitted to be taken by any Indemnified Person (including acts or omissions constituting ordinary negligence) pursuant to the terms of, or in connection with services rendered pursuant to, the Agreement or the Sale or any Indemnified Person’s role in connection therewith, provided, however, that the Company shall not be responsible for any losses, claims, damages, liabilities or expenses of any Indemnified Person to the extent, and only to the extent, that that they are due to such Indemnified Person’s gross negligence or willful misconduct (in which event, the Indemnified Party shall refund any amounts previously advanced by the Company as indemnification payments to such Indemnified Person), and/or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information furnished in connection with the Sale (other than any such information furnished by an Indemnified Party for inclusion therein), or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

         The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Person is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Person hereunder (whether or not such Indemnified Person is a party thereto), unless such Indemnified Person has given its prior written consent or the settlement, compromise, consent or termination includes an express unconditional release of such Indemnified Person, satisfactory in form and substance to such Indemnified Person, from all losses, claims, damages or liabilities arising out of such action, claim, suit or proceeding.

         So long as the Company has confirmed, to the applicable Indemnified Person’s reasonable satisfaction, its intention and ability to indemnify and hold harmless such Indemnified Person in connection with a claim for which indemnification hereunder has been sought, (i) the Company will have the sole right to control the defense of such claim with counsel reasonably

SCHEDULE A

acceptable to the Indemnified Party (provided that the Indemnified Party will have the right to participate in such defense at its own cost with counsel of its choice) and (ii) the Company will not be liable hereunder for any settlement made by such Indemnified Person without the Company’s prior written consent which will not be unreasonably withheld.

         If, for any reason (other than the gross negligence or willful misconduct of an Indemnified Person as provided above), the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company, to the fullest extent permitted by law, shall contribute to the amount paid or payable by such Indemnified Person as a result of such claims, liabilities, losses, damages or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by Jacobson on the other, from the Sale or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Jacobson on the other, but also the relative fault of the Company and Jacobson, as well as any relevant equitable considerations. Notwithstanding the provisions hereof, the aggregate contribution of all Indemnified Persons to all claims, liabilities, losses, damages and expenses shall not exceed the amount of fees actually received by Jacobson pursuant to the Agreement with respect to the Sale. It is hereby further agreed that the relative benefits to the Company on the one hand and Jacobson on the other with respect to the Sale shall be deemed to be in the same proportion as (i) the total value paid or contemplated to be paid or received or contemplated to be received by the Company or the Company’s shareholders, as the case may be, in the Sale, whether or not any such transaction is consummated, bears to (ii) the fees actually paid to Jacobson pursuant to the Agreement with respect to the Sale. The relative fault of the Company on the one hand and Jacobson on the other with respect to the Sale shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in the Information relates to information supplied by the Company or by Jacobson and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         No Indemnified Person shall have any liability to the Company or any officer, director, employee or affiliate thereof in connection with the services rendered pursuant to the Agreement except to the extent any liability for claims, liabilities, losses or damages shall have resulted from such Indemnified Person’s gross negligence or willful misconduct. In no event shall any Indemnified Person be responsible for any special, indirect, punitive or consequential damages.

         In addition, the Company agrees to reimburse the Indemnified Persons for all expenses (including, without limitation, fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any action or claim for which indemnification or contribution may be sought by the Indemnified Person, whether or not in connection with litigation in which any Indemnified Person is a named party. If any of Jacobson’ personnel appears as witnesses, are deposed or are otherwise involved in the defense of any action against Jacobson, the Company or the Company officers, managers or directors, the Company will reimburse Jacobson for all reasonable expenses incurred by Jacobson by reason of any of its personnel being involved in any such action.

SCHEDULE A

         The indemnity, contribution and expense reimbursement obligations set forth herein (i) shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, (ii) shall survive the expiration of the Term, (iii) shall apply to any modification of Jacobson’s engagement and shall remain in full force and effect following the completion or termination of the Agreement, (iv) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Jacobson or any other Indemnified Person and (v) shall be binding on any successor or assign of the Company and successors or assigns to the Company’s business and assets.